Exhibit 5.1

_________, 2021

Tremor International Ltd.

121 Hashmonaim Street

Tel Aviv, 6713328

Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Tremor International Ltd., an Israeli company (the “Company”), in connection with the underwritten initial public offering by the Company, contemplating the sale by the Company of an aggregate of ________ American Depositary Shares (“ADSs”), each representing __ ordinary shares, par value NIS 0.01 per share, of the Company (the “Ordinary Shares”), which includes up to _________ ADSs that are subject to an option to purchase additional ADSs proposed to be granted by the Company to the underwriters in the offering (the “Offering”).

This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement on Form F-1 (File No. 333-__________) filed by the Company with the SEC under the Securities Act (as amended through the date hereof, the “Registration Statement”) and to which this opinion is attached as an exhibit; (ii) a copy of the articles of association of the Company, as currently in effect; (iii) a draft of the amended articles of association of the Company, to be in effect immediately prior to the closing of the Offering (the “Amended Articles”); (iv) resolutions of the board of directors and committees thereof (the “Board”) of the Company and its shareholders which have heretofore been approved and, in each case, which relate to the Registration Statement and other actions to be taken in connection with the Offering (the “Resolutions”); and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

Tremor International Ltd.

_______, 2021

In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo-static copies and the authenticity and completeness of the originals of such documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that following effectiveness of the Amended Articles and upon payment to the Company of the consideration per ADS in such amount and form as shall be determined by the Board or an authorized committee thereof, the Ordinary Shares underlying the ADSs, when issued and sold in the Offering, as described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel.

The opinion set forth in this letter is effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereafter may be brought to our attention.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the captions “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,
Naschitz, Brandes, Amir & Co., Advocates